Exhibit 10.12

EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT (this “Agreement”) dated as of January 13, 2014 between CyberOptics Corporation (the “Company”), a Minnesota corporation, and Subodh Kulkarni (the “Executive”), a resident of Minnesota.

          WHEREAS, the Executive is employed as Executive Chairman;

          WHEREAS, the Company wishes to retain the Executive in the position of Chief Executive Officer and President effective as of February 1, 2014 (the “Effective Date”), and the Executive wishes to be retained in such position, on the terms set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

          1.  Term. Unless terminated at an earlier date in accordance with Section 8 of this Agreement, the term of the Executive’s employment hereunder shall be for a period of one (1) year, commencing on the Effective Date. Thereafter, the term of this Agreement shall be automatically extended for successive one-year periods unless either party objects to such extension by written notice to the other party at least 365 days prior to the expiration of the initial term or any extension term.

          2.  Position and Duties.

                 (a) Service with the Company. The Executive shall initially serve in the capacity of, and with the title of Chief Executive Officer and President. Executive also agrees to serve, for any period for which Executive is elected, as a director of Company; provided, however, that Executive shall not be entitled to any additional compensation for serving as a director. Executive acknowledges and agrees that, from time to time, Executive will be required to perform duties with respect to one or more of the Company’s subsidiary or affiliate companies and that Executive will not be entitled to any additional compensation for performing those duties.

                 (b) Performance of Duties. Executive agrees to perform such duties and responsibilities (a) as are set forth for his position as an officer in the By-laws of the Company; (b) as the Board shall assign to the Executive from time to time;and (c) that the Executive undertakes or accepts consistent with his position. The Executive agrees to serve the Company faithfully and to the best of his ability and to devote his full time, attention and efforts to the business and affairs of the Company during his employment by the Company. The Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement and that during the term of this Agreement, he will not render or perform services for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement. While he remains employed by the Company, the Executive may participate in reasonable charitable activities and personal investment activities. The Company also acknowledges that Executive has significant equity interests in two companies. Although the Company agrees that Executive may provide periodic consultation to such companies, Executive agrees to limit that consultation to non-work hours, and to attendance at board meetings for not more than one work day in the aggregate for both companies per quarter

               3.  Compensation.

            (a) Base Salary. As compensation in full for all services to be rendered by the Executive under this Agreement, the Company shall pay to the Executive a base salary of $25,000 per month, less deductions and withholdings, which salary shall be paid in accordance with the Company’s normal payroll procedures and policies. The compensation payable to the Executive during each year after the first year of the Executive’s employment shall be established by the Company’s Board of Directors following an annual performance review, but in no event shall the salary for any subsequent year be less than the salary in effect for the prior year.

            (b) Incentive Compensation. The Executive shall be entitled to annual cash incentive compensation based upon achievement of such financial milestones or business milestones, or both, as shall be established annually by the Company’s Compensation Committee, or the Committee of the Board charged with establishing executive compensation. For fiscal 2014, the Executive’s cash incentive, based upon achievement of business milestones and financial milestones, will be equal to 50% of the Executive’s salary at the plan level, and 100% of Executive’s salary at the maximum level.

            (c) Participation in Benefit Plans. While he is employed by the Company, the Executive shall be eligible to participate in all employee benefit plans or programs of the Company to the extent that the Executive meets the requirements for each individual plan. Without limiting the foregoing, Executive shall be eligible to participate in any pension plan, or group life, health or accident insurance or any such other plan or policy that may presently be in effect or that may hereafter be adopted by the Company for the benefit of its employees and corporate officers generally. The Company provides no assurance as to the adoption or continuance of any particular employee benefit plan or program, and the Executive’s participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

            (d) Vacation. In addition to holidays, Executive shall be entitled to six weeks of paid vacation per year, which shall accrue proportionately based on the number of months for which Executive’s services have been provided to the Company. At the end of each year Executive may carry forward up to six weeks of previously accrued and unused vacation days: any unused vacation days in excess of six weeks will expire at year end. If Executive desires to take vacation prior to its accrual, he must specifically agree in writing to offset the value of any vacation taken but not earned against any final payments due Executive in the event of termination.

            (e) Expenses. The Company will pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the Company’s normal policies for reimbursement and expense verification.

            (f) Issuance of Stock Option. On the first business day (the “Grant Date”) following announcement of Executive’s appointment, the Company shall grant to the Executive, pursuant to the Company’s 1998 Stock Incentive Plan (as amended, the “Plan”) an option to purchase 80,000 shares of the Company’s common stock at an exercise price equal to the last sale price as quoted on Nasdaq on the Grant Date, which option shall vest and become exercisable with respect to 20,000 shares on the first, second, third and fourth anniversaries of the Grant Date (provided Executive remains an employee of the Company as of such dates), and which shall expire seven years from the Grant Date. Such option shall be subject to the terms and conditions set forth in the Company’s standard form of stock option agreement attached as Exhibit A hereto.

            (h) Restricted Stock Units. On the Grant Date, the Company shall grant to the Executive restricted stock units with respect to 20,000 shares of the Company’s common stock in accordance with the terms of the Plan that shall vest with respect to 5,000 shares on each of the first, second, third and fourth anniversaries of the Grant Date (provided Executive remains an employee of the Company as of such dates). Such RSU shall be subject to the terms and conditions set forth in the Company’s standard form of award agreement attached as Exhibit B hereto

          4.  Confidential Information. Except as permitted or directed by the Company’s Board of Directors, during the term of his employment or at any time thereafter, the Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company that the Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company, whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. The Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of his employment, the Executive will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information that is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by the Executive.

          5.  Ventures. If, during the term of his employment the Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all rights in such project, program or venture shall belong to the Company. Except as approved by the Company’s Board of Directors, the Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder’s fee or other compensation in connection therewith other than the compensation to be paid to the Executive as provided in this Agreement. Except as contemplated in Section 6(c) hereof, the Executive shall have no interest, direct or indirect, in any vendor or customer of the Company.

          6.  Noncompetition Covenant.

                 (a) Agreement Not to Compete. During the term of his employment with the Company and for a period of one year after the termination of such employment (whether such termination is with or without cause, or whether such termination is occasioned by the Executive or the Company), Executive shall not, directly or indirectly, engage in competition with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association or otherwise) in any phase of the business which the Company is conducting during the term of this Agreement, including the design, development, manufacture, distribution, marketing, leasing or selling of accessories, devices or systems related to the products or services being sold by the Company, or hire any current or former employee of the Company.

                 (b) Geographic Extent of Covenant. The obligations of the Executive under Section 6(a) shall apply to any geographic area in which the Company (i) has engaged in business during the term of this Agreement through production, promotional, sales or marketing activity, or otherwise, or (ii) has otherwise established its goodwill, business reputation or any customer or supplier relations.

                 (c) Limitation of Covenant. Ownership by the Executive, as a passive investment, of less than five percent of the outstanding shares of capital stock of any corporation listed on a national securities exchange shall not constitute a breach of Section 5 or this Section 6.

                 (d) Indirect Competition. The Executive will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 6 if such activity were carried out by the Executive, either directly or indirectly. In particular the Executive agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

                 (e) Acknowledgment. The Executive agrees that the restrictions and agreements contained in this Section 6 are reasonable and necessary to protect the legitimate interests of the Company and that any violation of this Section 6 will cause substantial and irreparable harm to the Company that would not be quantifiable and for which no adequate remedy would exist at law and accordingly injunctive relief shall be available for any violation of this Section 6.

                 (f) Blue Pencil Doctrine. If the duration or geographical extent of, or business activities covered by, this Section 6 are in excess of what is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, geographical extent or activities that are valid and enforceable. The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

          7.  Patent and Related Matters.

                 (a) Disclosure and Assignment. The Executive will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by the Executive, either solely or in collaboration with others, during the term of this Agreement, or within six months thereafter, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of the Company (“Developments”). The Executive, to the extent that he has the legal right to do so, hereby acknowledges that any and all of the Developments are the property of the Company and hereby assigns and agrees to assign to the Company any and all of the Executive’s right, title and interest in and to any and all of the Developments. At the request of the Company, the Executive will confer with the Company and its representatives for the purpose of disclosing all Developments to the Company as the Company shall reasonably request during the period ending one year after termination of the Executive’s employment with the Company.

                 (b) Future Developments. As to any future Developments made by the Executive that relate to the business, products or practices of the Company and that are first conceived or reduced to practice during the term of this Agreement, or within six months thereafter, but which are claimed for any reason to belong to an entity or person other than the Company, the Executive will promptly disclose the same in writing to the Company and shall not disclose the same to others if the Company, within 20 days thereafter, shall claim ownership of such Developments under the terms of this Agreement.

                 (c) Limitation on Sections 7(a) and 7(b). The provisions of Section 7(a) and 7(b) shall not apply to any Development meeting the following conditions:

(i) such Development was developed entirely on the Executive’s own time;

(ii) such Development was made without the use of any Company equipment, supplies, facility or trade secret information;

(iii) such Development does not relate (A) directly to the business of the Company or (B) to the Company’s actual or demonstrably anticipated research or development;and

(iv) such Development does not result from any work performed by the Executive for the Company.

                 (d) Assistance of the Executive. Upon request and without further compensation therefor, but at no expense to the Executive, the Executive will do all lawful acts, including but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Company, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign copyrights and Letters Patent, including but not limited to, design patents, on the Developments, and for perfecting, affirming and recording the Company’s complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto. Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as Executive’s agents and attorneys-in-fact to act for and on Executive’s behalf, and to execute and file any documents and to do all other lawfully permitted acts to further the purposes of this Section 7(d) with the same legal force and effect as if executed by Executive.

                 (e) Records. The Executive will keep complete, accurate and authentic accounts, notes, data and records of the Developments in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the Company, and, upon its request, the Executive will promptly surrender same to it or, if not previously surrendered upon its request or otherwise, the Executive will surrender the same, and all copies thereof, to the Company upon the conclusion of his employment.

                 (f) Obligations, Restrictions and Limitations. The Executive understands that the Company may enter into agreements or arrangements with agencies of the United States Government, and that the Company may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to inventions and patents which may be acquired by it or which may be conceived or developed by employees, consultants or other agents rendering services to it. The Executive shall be bound by all such obligations, restrictions and limitations applicable to any such invention conceived or developed by him while he is employed by the Company and shall take any and all further action which may be required to discharge such obligations and to comply with such restrictions and limitations.

                 (g) Copyrightable Material. All right, title and interest in all copyrightable material that the Executive shall conceive or originate, either individually or jointly with others, and which arise out of the performance of this Agreement, will be the property of the Company and are by this Agreement assigned to the Company along with ownership of any and all copyrights in the copyrightable material. Upon request and without further compensation therefor, but at no expense to the Executive, the Executive shall execute all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such materials in any and all countries. Where applicable, works of authorship created by the Executive for the Company in performing his responsibilities under this Agreement shall be considered “works made for hire,” as defined in the U.S. Copyright Act.

                 (h) Know-How and Trade Secrets. All know-how and trade secret information conceived or originated by the Executive that arises out of the performance of his obligations or responsibilities under this Agreement or any related material or information shall be the property of the Company, and all rights therein are by this Agreement assigned to the Company.

          8.  Termination of Employment.

                 (a) Grounds for Termination. The Executive’s employment shall terminate prior to the expiration of the initial term set forth in Section 1 or any extension thereof in the event that at any time:

(i) The Executive dies,

(ii) The Executive becomes “Disabled,” so that he cannot perform the essential functions of his position with or without reasonable accommodation,

(iii) The Board of Directors of the Company elects to terminate this Agreement for “Cause” and notifies the Executive in writing of such election,

(iv) The Board of Directors of the Company elects to terminate this Agreement without “Cause” and notifies the Executive in writing of such election,

(v) The Executive elects to terminate this Agreement without Good Reason and notifies the Company of such election, or

(vi) The Executive elects to terminate this Agreement for Good Reason and notifies the Company in writing of such election.

          If this Agreement is terminated pursuant to clause (i), (ii) or (iii) of this Section 8(a), such termination shall be effective immediately. If this Agreement is terminated pursuant to clause (iv), (v) or (vi) of this Section 8(a), such termination shall be effective 30 days after delivery of the notice of termination.

                 (b) Certain Definitions. For purposes of this Section 8:

(i) “Cause” means:

(A) The Executive has breached the provisions of Section 4, 6 or 7 of this Agreement in any material respect;

          (B)     The Executive has engaged in willful and material misconduct (including willful and material failure to perform the Executive’s duties as an officer or employee of the Company or a subsidiary where Executive has failed to cure such failure to perform within 30 days after receipt of written notice from the Company);

(C) The Executive has committed fraud, misappropriation or embezzlement in connection with the Company’s business;

(D) The Executive has been convicted or has pleaded nolo contendere to a felony; or

(E) The Executive has been convicted or has pleaded nolo contendere to a crime involving fraud or dishonesty, or any other crime of moral turpitude that reflects upon the Executive’s fitness to perform duties as an officer or employee or that casts the Company in a negative light by association.

In the event that the Company terminates the Executive’s employment for “Cause” pursuant to clause (B) of this Section 8(b)(i) and the Executive objects in writing to the Board’s determination that there was proper “Cause” for such termination within 20 days after the Executive is notified of such termination, the matter shall be resolved by arbitration in accordance with the provisions of Section 9(a). If the Executive fails to object to any such determination of “Cause” in writing within such 20-day period, he shall be deemed to have waived his right to object to that determination. If such arbitration determines that there was not proper “Cause” for termination, such termination shall be deemed to be a termination pursuant to clause (iv) of Section 8(a).

          (ii)     “Disabled” means any mental or physical condition that renders the Executive unable to perform the essential functions of his position, with or without reasonable accommodation, for a period in excess of three months, as determined by an independent physician.

(iii) “Good Reason” means the Executive’s voluntary termination of employment for one or more of the following reasons:

          (A)     the assignment to Executive of employment responsibilities which are materially and adversely diminished from the responsibility and status held by Executive immediately prior to a Change in Control (provided that, Executive shall not be considered to have been assigned employment of lesser responsibility if Executive manages, has control over, or serves in the same position with a subsidiary, division or operating unit of an acquiring entity that generates revenues of comparable amounts to the revenues generated by the Company, and has operations of a similar scope to the operations conducted by the Company immediately before such Change in Control);

(B) a material reduction by the Company in Executive’s compensation as in effect immediately prior to a Change in Control;

          (C)     the Company’s requiring Executive to be based anywhere other than within fifty (50) miles of Executive’s office location immediately prior to a Change in Control, except for requirements of temporary travel on the Company’s business to an extent substantially consistent with Executive’s business travel obligations immediately prior to a Change in Control; or

Notwithstanding the foregoing, prior to the Executive’s voluntary termination for Good Reason after a Change in Control, the Executive must give the Company written notice of the existence of any condition set forth in clause (A) – (C) above within 90 days of such initial existence and the Company shall have 30 days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable. If, during such 30-day period, the Company cures the condition giving rise to Good Reason, no benefits shall be due under Section 8(d)(3) of this Agreement with respect to such occurrence. If, during such 30-day period, the Company fails or refuses to cure the condition giving rise to Good Reason, the Executive shall be entitled to benefits under Section 8(d)(3) of this Agreement upon such Termination;provided such Termination occurs within 12 months of such initial existence of the applicable condition.

(iv) “Change in Control” means:

          (A)     the consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company;

          (B)     the individuals who, as of the date hereof, are members of the Board of Directors of the Company cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or

          (C)     the consummation by the Company of: (1) a merger or consolidation if the stockholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding Voting Securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Voting Securities of the Company outstanding immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

               (c) Effect of Termination. Notwithstanding any termination of this Agreement, the Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Executive’s employment.

               (d) Payments after Termination.

          (i)     Regardless of Timing. The Executive’s right to base salary, incentive compensation and benefits shall immediately terminate upon a termination of this Agreement under Section 8(a)(i),(ii),(iii) and (v), and except as provided in Section 8(d)(ii) and 8(d)(iii) upon termination under Section 8(a)(iv) and Section 8(a)(vi).

          (ii)    Termination Without Cause. If the Executive’s employment is terminated by the Company pursuant to Section 8(a)(iv) at any time other than within one (1) year after a Change in Control, and provided Executive has executed a written release to Company in substantially the form attached as Exhibit C and the revocation or rescission periods specified therein have expired, the Company shall continue to pay to the Executive, as severance compensation, his base salary through the date that is twelve (12) months from the date of termination of Executive’s employment.

          (iii)   Termination Without Cause or for Good Reason within one (1) year after a Change in Control. If the Executive’s employment is terminated by the Company pursuant to Section 8(a)(iv), or by the Executive pursuant to Section 8(a)(vi), within one (1) year after a Change in Control, and provided Executive has executed a written release to Company in substantially the form attached as Exhibit C and the revocation or rescission periods specified therein have expired, the Company shall pay to the Executive, as severance compensation, an amount equal to twice his annual base salary as of the date of such termination; subject, however, to the restriction that the Executive shall not be entitled to receive any amount pursuant to this Agreement which constitutes an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision or regulations promulgated thereunder. In case of uncertainty as to whether some portion of a payment might constitute an excess parachute payment, the Company shall initially make the payment to the Executive and Executive agrees to refund to the Company any amounts ultimately determined to be excess parachute payments. The payments under this Section 8(d)(iii) shall be due and payable in a single lump sum cash payment on the first day of the seventh month following termination of employment.

          (iv)      Notwithstanding anything to the contrary in this Section 8(d), if the Executive’s termination of employment is not a “Separation from Service” within the meaning of Section 409A of Code and the regulations and other published guidance thereunder (including §1.409A-1(h)), then, if required in order to comply with the provisions of Section 409A of the Code, payment of the benefits and related other payments which may be due under this Section 8(d) shall be delayed until such a Separation from Service occurs.

               (e) Surrender of Records and Property. Upon termination of his employment with the Company, the Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents that in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

          9. Settlement of Disputes; Arbitration. Except as provided in Section 9(b), any claims or disputes of any nature between the Company and the Executive arising from or related to the performance, breach, termination, expiration, application or meaning of this Agreement or any matter relating to the Executive’s employment and the termination of that employment by the Company shall be resolved exclusively by arbitration in Minneapolis, Minnesota, in accordance with the applicable rules of the American Arbitration Association. In the event of submission of any dispute to arbitration, each party shall select an arbitrator, which arbitrators shall then appoint a single arbitrator to hear the case. Not later than 30 days prior to the date set for hearing, each party shall provide to the other party and to the arbitrator a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing. The fees of the arbitrator and other costs incurred by the Executive and the Company in connection with such arbitration shall be paid by the party that is unsuccessful in such arbitration. The decision of the arbitrator shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

               (b) Resolution of Certain Claims—Injunctive Relief. Section 9(a) shall have no application to claims by the Company asserting a violation of Section 4, 6, 7 or 8(e) or seeking to enforce, by injunction or otherwise, the terms of Section 4, 6, 7 or 8(e). Such claims may be maintained by the Company in a lawsuit subject to the terms of Section 9(c). The Executive acknowledges that it would be difficult to fully compensate the Company for damages resulting from any breach by him of the provisions of this Agreement. Accordingly, the Executive agrees that, in addition to, but not to the exclusion of any other available remedy, the Company shall have the right to enforce the provisions of Sections 4, 6, 7 or 8(e) by applying for and obtaining temporary and permanent restraining orders or injunctions from a court of competent jurisdiction without the necessity of filing a bond therefor, and without the necessity of proving actual damages, and the substantially prevailing party shall be entitled to recover from the non-prevailing party its reasonable outside counsel fees in enforcing the provisions of Sections 4, 6, 7 or 8(e).

               (c) Venue. Any action at law, suit in equity or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from Sections 4, 6, 7 or 8(e) of this Agreement, shall be litigated only in the courts of the State of Minnesota, County of Hennepin. The Executive and the Company consent to the jurisdiction of such courts over the subject matter set forth in Section 9(b). The Executive waives any right the Executive may have to transfer or change the venue of any litigation brought against the Executive by the Company.

          10. Code Section 409A.

               (a) In General. This Agreement is intended to meet the requirements of Section 409A of the Code, and shall be interpreted and construed consistent with that intent.

               (b) Payments subject to Section 409A. Notwithstanding any other provision of this Agreement, to the extent that the right to any payment (including the provision of benefits) hereunder provides for the “deferral of compensation” within the meaning of Section 409A(d)(1) of the Code, the payment shall be paid (or provided) in accordance with the following:

(a)     If the Executive is a “Specified Employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of the Executive’s Separation from Service (the “Separation Date”), and if an exemption from the six (6) month delay requirement of Code Section 409A(a)(2)(B)(i) is not available, then no such payment shall be made or commence during the period beginning on the Separation Date and ending on the date that is six months following the Separation Date or, if earlier, on the date of the Executive’s death. The amount of any payment that would otherwise be paid to the Executive during this period shall instead be paid to the Executive on the first day of the first calendar month following the end of the period. Each payment hereunder is intended to constitute a separate payment from each other payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

(b)     Payments with respect to reimbursements of expenses or benefits or provision of fringe or other in-kind benefits shall be made on or before the last day of the calendar year following the calendar year in which the relevant expense or benefit is incurred. The amount of expenses or benefits eligible for reimbursement, payment or provision during a calendar year shall not affect the expenses or benefits eligible for reimbursement, payment or provision in any other calendar year.

          11. Miscellaneous.

               (a) Entire Agreement. This Agreement (including the exhibits, schedules and other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

               (b) Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

               (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provision valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

               (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection (e), successors and assigns.

               (e) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by either party without the prior written consent of the other party to this Agreement, except that the Company may, without the consent of the Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 11.

               (f) Modification, Amendment, Waiver or Termination. No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement. No delay on the part of the Company in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by the Executive shall constitute a waiver of any other right or breach by the Executive.

               (g) Notices. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

CyberOptics Corporation
5900 Golden Hills Drive
Golden Valley, MN 55416
Attention: Chief Financial Officer
(763) 542-5737

Subodh Kulkarni
8766 Inverness Road
Woodbury, MN 55125
651-739-8443

Any party may change the address set forth above by notice to each other party given as provided herein.

               (h) Headings. The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

               (i) Governing Law. ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.

               (j) Third-Party Benefit. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

               (k) Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

CYBEROPTICS CORPORATION

By:	/s/ Jeffrey Bertelsen
Jeffrey Bertelsen, Chief Financial Officer

/s/ Subodh Kulkarni
Subodh Kulkarni

EXHIBIT A

CYBEROPTICS CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT

          THIS AGREEMENT, made as of the «Day» of «Month», 20 by and between CyberOptics Corporation, a Minnesota corporation (“the Company”), and «Name» (“Employee”).

          WHEREAS, the Company wishes to grant this stock option to Employee under its 1998 Stock Incentive Plan.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

          1. Definitions

     For all purposes of this Option, the following terms shall have the meanings ascribed to them below:

(a)	An “Adverse Change” in Employee’s employment shall mean the occurrence of any of the following events:

(i)

the assignment to Employee of employment responsibilities which are not of comparable responsibility and status as the employment responsibilities held by Employee immediately prior to a Change in Control;

	(ii)	a reduction by the Company in Employee’s compensation (including targeted bonus compensation) as in effect immediately prior to a Change in Control;

(iii)

the Company’s requiring Employee to be based anywhere after a Change of Control other than within fifty (50) miles of Employee’s office location immediately prior to a Change in Control, except for requirements of temporary travel on the Company’s business to an extent substantially consistent with Employee’s business travel obligations immediately prior to a Change in Control; or

(b)	“Change in Control” shall mean:

(i)

a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement;

(ii)

the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities;

	(ii)	the Continuing Directors cease to constitute a majority of the Company’s Board of Directors;

(iii)

the shareholders of the Company approve (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (z) any plan of liquidation or dissolution of the Company; or

(iv) the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

(c)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)	“Company” shall mean CyberOptics Corporation, a Minnesota corporation, and with respect to any reference to Employee’s employer, any subsidiary of CyberOptics Corporation.

(e)	“Common Stock” shall mean the common stock, no par value, of the Company.

(f)

“Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (x) was a member of the Board of Directors on the effective date of this Option or (y) subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this subparagraph (ii), “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who beneficially owns (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(g)	“Disabled” or “Disability” shall have the meaning attributed to it by Section 105(d)(4) of the Code or any successor section.

(h)	“Option” shall mean the right to purchase Common Stock of the Company represented by this Agreement.

(i)

“Retirement” or “Retire” shall mean the cooperative Resignation of Employee pursuant to its retirement policies after age 58and after the Employee has been employed by the Company or a subsidiary for more than ten years.

(j)

“Resign” or “Resignation” shall mean the voluntary termination by Employee of employment with the Company, unless the Company agrees, through its Board of Directors, that such voluntary termination shall not constitute a resignation for purposes of this Option.

2. Grant of Option

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The Company hereby grants to Employee, on the date set forth above and at the times and subject to the conditions set forth below, the right and option to purchase all or any part of an aggregate of «Shares» of Common Stock at the price of «Price» per share on the terms and conditions set forth herein. This Option is not intended to be an incentive stock option within the meaning of Section 422 of the Code.

3. Duration and Exercisability

(a)

Except as provided in paragraph 3(b) or 4(b) below, this Option may not be exercised by Employee until the expiration of one (1) year from the date hereof and shall become exercisable on the first anniversary of the date hereof with respect to 25% of the shares subject hereto and with respect to an additional cumulative 25% of the shares subject to this Option on the anniversary of the date hereof in each year thereafter until the fourth anniversary of the date hereof when this Option shall be exercisable in full. This Option shall terminate in all events seven (7) years after the date of grant.

(b)

Notwithstanding Section 3(a), the exercisability of this Option shall be accelerated, and this Option shall become exercisable with respect to all of the shares subject to this Option on the date of, and in the event of, an Adverse Change in Employee’s employment after a Change In Control.

(c) During the lifetime of Employee, the Option shall be exercisable only by Employee and shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution.

4. Effect of Termination of Employment

(a)

In the event that Employee (i) shall cease to be employed by the Company prior to a Change of Control for any reason other than Employee’s gross and willful misconduct, Employee’s Retirement or Employee’s death or Disability, or (ii) shall Resign after a Change of Control and prior to an Adverse Change, then Employee shall have the right to exercise the Option at any time within three months after such termination of employment or Resignation to the extent of the full number of shares Employee was entitled to purchase under the Option on the date of termination or resignation, subject to the condition that no Option shall be exercisable after the expiration of the term of the option.

(b)

In the event that Employee’s employment with the Company is terminated by the Company within two years after a Change of Control, Employee shall have the right to exercise the Option at any time within three months after such termination of employment with respect to the full number of shares subject to this Option.

(c)

In the event that Employee shall cease to be employed by the Company by reason of Employee’s gross and willful misconduct during the course of employment, including but not limited to wrongful appropriation of the Company funds or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct.

(d)

If Employee shall die while in the employ of the Company or within three months after termination of employment for any reason other than gross and willful misconduct or become Disabled while in the employ of the Company and Employee shall not have fully exercised the option, such option may be exercised at any time within twelve months after Employee’s death or Disability by the personal representatives or administrators, or if applicable guardian, of Employee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the

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full number of shares Employee was entitled to purchase under the option on the date of death, Disability or termination of employment, if earlier, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

(e)

In the event Employee Retires, then Employee shall have the right to exercise the Option at any time after such Retirement and until the term of this Option expires to the extent of the full number of shares Employee was entitled to purchase under the Option on the date of Retirement.

5. Manner of Exercise

(a)

The option can be exercised only by Employee or other proper party by delivering within the option period written notice to the Company at its principal office. The notice shall state the number of shares as to which the option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice.

(b)

Employee may pay the option price by check (bank check, certified check or personal check) or with the approval of the Company by delivering to the Company for cancellation Common Stock of the Company with a fair market value equal to the option price; provided, however, that Employee shall not be entitled to tender shares of the Common Stock pursuant to successive, substantially simultaneous exercises of this Option or any other stock option of the Company. For these purposes, the fair market value of the Common Stock shall be as reasonably determined by the Company but shall not be less than, if applicable, (i) the closing price of the stock as reported for composite transactions, if the Common Stock is then traded on a national securities exchange, (ii) the last sale price if the Common Stock is then quoted on the NASDAQ National Market System or (iii) the average of the closing representative bid and asked prices of the Common Stock as reported on NASDAQ on the date as of which fair market value is being determined.

6. Miscellaneous

(a)

This option is issued pursuant to the Company’s 1998 Stock Incentive Plan and is subject to its terms. The terms of the Plan are available for inspection during business hours at the principal offices of the Company.

(b)

This Agreement shall not confer on Employee any right with respect to employment or continuance of employment by the Company, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Employee shall have none of the rights of a shareholder with respect to shares subject to this Option until such shares shall have been issued to Employee upon exercise of this Option.

(c)

The exercise of all or any parts of this Option shall only be effective at such time that the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

(d)

Notwithstanding any other provision of this Option, if there shall be any change in the common stock subject to the Option through merger, consolidation, reorganization, recapitalization, dividend or other distribution, stock split or other similar corporate transaction or event of the Company, or the Company shall enter into a written agreement to undergo such a transaction or event, the Company, in its absolute discretion, may either: (i) make appropriate adjustment in the number of shares and the price per share of the shares subject to the Option in order to prevent dilution or enlargement of the Option rights granted hereunder (provided that the number of shares subject to the Option shall

4

always be a whole number) or (ii) cancel any or all of this Option and pay to Employee in cash the value of such cancelled Option or portion thereof based on the price per share received, or to be received, by a shareholder of the Company in such transaction.

(e)	The Company shall at all times during the term of the Option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

(f)

In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option, and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee. Employee may elect to satisfy his federal and state income tax withholding obligations upon exercise of the Option by (i) having the Company withhold a portion of its common shares otherwise to be delivered upon exercise of the Option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, or (ii) delivering to the Company shares of Common Stock other than the shares issuable upon exercise of the Option with a fair market value equal to such taxes.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

CYBEROPTICS CORPORATION	EMPLOYEE

«Name»

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EXHIBIT B

STOCK AWARD AGREEMENT

          This Stock Award Agreement (this “Agreement”), dated as of __________ _____, _____ (the “Effective Date”), is between CyberOptics Corporation, a Minnesota corporation (the “Company”) and _______________, an individual resident of _______________ (“Participant”). This Stock Award is granted under the CyberOptics Corporation 1998 Stock Incentive Plan (the “Plan”) and is subject to the terms of that Plan. Capitalized terms used in this Agreement and not defined in this Agreement have the meanings assigned to them in the Plan. This Agreement represents the Company’s unfunded and unsecured promise to issue Common Stock at a future date, subject to the terms of this Agreement and the Plan.

          1. Award. The Company hereby grants Participant, subject to the terms and conditions of this Agreement and the Plan, a stock award (the “Stock Award”) with respect to _____ shares of the Common Stock, $.01 par value (the “Shares”), of the Company . The Stock Award represents the right to receive the Shares only when, and with respect to the number of Shares to which, the Stock Award has vested (the “Vested Shares”). The Stock Award is subject to the terms and conditions set forth in this Agreement and in the Plan. A copy of the Plan will be furnished upon request of Participant.

          2. Vesting.

          (a) Subject to subsections (b) and (c) below, to termination in accordance with Section 3 below, and to the terms and conditions of this Agreement and the Plan, the Stock Award shall vest and be converted into an equivalent number of shares that will be distributed to the Participant as follows:

On or after Each of the Following Dates	Percentage of Shares that Vest

First Anniversary of the Effective Date	25%
Second Anniversary of the Effective Date	25%
Third Anniversary of the Effective Date	25%
Fourth Anniversary of the Effective Date	25%

          (b) In the event that, within two years after a Change of Control, either (x) Participant’s employment with the Company is terminated by the Company, or (y) there is an Adverse Change in the Participant’s employment, then the Stock Award shall vest with respect to all Shares that were not previously Vested Shares. For such purposes:

(a) a “Change of Control” shall mean:

(i) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement;

(ii) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities;

(iii) the Continuing Directors cease to constitute a majority of the Company’s Board of Directors;

(iv) the shareholders of the Company approve (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (z) any plan of liquidation or dissolution of the Company; or

(v) the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

           (b)          “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (x) was a member of the Board of Directors on the effective date of this Option or (y) subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this subparagraph (ii), “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who beneficially owns (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) An “Adverse Change” in Participant’s employment shall mean the occurrence of any of the following events:

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(i) the assignment to Participant to employment responsibilities which are not of comparable responsibility and status as the employment responsibilities held by Participant immediately prior to a Change in Control;

(ii) a reduction by the Company in Participant’s compensation (including targeted bonus compensation) as in effect immediately prior to a Change in Control;

(iii) the Company’s requiring Participant to be based anywhere after a Change of Control other than within fifty (50) miles of Participant’s office location immediately prior to a Change in Control, except for requirements of temporary travel on the Company’s business to an extent substantially consistent with Participant’s business travel obligations immediately prior to a Change in Control.

          3. Termination of Stock Award.

          (a) Except as provided in subsection (b) below and Section 2 above, a Participant’s rights under this Agreement with respect to the Stock Award shall terminate at the earlier of (i) the time the Shares are converted into Vested Shares, or (ii) the termination of Participant’s employment with the Company. Upon termination of this Agreement in accordance with clause (ii) above, the Participant’s rights to all of the Shares subject to the Stock Award not vested on the date that Participant ceases to be an employee shall be immediately and irrevocably forfeited and the Participant will retain no rights with respect to the forfeited Shares.

          (b) Notwithstanding the provisions of Section 3(a)(ii) above, in the event of termination of Participant’s employment with the Company as a result of Participant’s death or disability (within the meaning of Code Section 22(e)(3)) while in the employ of the Company, the next vesting date for the Stock Award, as set out in Section 2(a) above, shall accelerate by twelve (12) months as of such date of termination. The Participant’s rights in any unvested shares subject to this Stock shall terminate at the time Participant ceases to an employee.

          4. Additional Restrictions on Transfer of Stock Award. During the lifetime of Participant, this Stock Award cannot be sold, assigned, transferred, gifted, pledged, hypothecated or in any manner encumbered or disposed of at any time prior to delivery of the Vested Shares, other than by will or the laws of descent and distribution.

          5. Conversion of Stock Award to Shares;Responsibility for Taxes.

          (a)          Provided Participant has satisfied the requirements of Section 5(b) below, after the vesting of the Stock Award with respect to Vested Shares, the Vested Shares will be distributed to Participant or, in the event of Participant’s death, to Participant’s legal representative, as soon as practicable. The distribution to the Participant, or in the case of the Participant’s death, to the Participant’s legal representative, of Vested Shares shall be evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means as determined by the Company. In the event ownership or issuance of Vested Shares is not feasible due to applicable exchange controls, securities regulations, tax laws or other provisions of applicable law, as determined by

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the Company in its sole discretion, Participant, or in the event of Participant’s death, the Participant’s legal representative, shall receive cash proceeds in an amount equal to the value of the Vested Shares otherwise distributable to Participant, net of the satisfaction of the requirements of Section 5(b) below.

          (b)          By signing this Agreement, Participant agrees that the Company may withhold from the Participant’s wages or other cash compensation, or at the sole election of the Company from Vested Shares to be distributed to Participant in accordance with Section 5(a), all income tax (including federal, state and local taxes), social insurance, payroll tax or other tax-related withholding (“Tax Related Items”) due from the Company or the subsidiary that is the Participant’s actual employer. In this regard, Participant authorizes the Company or the Participant’s actual employer to withhold all applicable Tax Related Items legally payable by Participant from Participant’s wages or other cash compensation payable to Participant by the Company or the Participant’s actual employer. To the extent that the Company determines that it is not feasible to withhold from wages, or not permissible under applicable law to withhold in Shares, then prior to the issuance of Vested Shares Participant shall pay, or make adequate arrangements satisfactory to the Company or to the Participant’s actual employer (in their sole discretion) to satisfy all withholding obligations of the Company and/or the Participant’s actual employer. Participant shall pay to the Company or to the Participant’s actual employer any amount of Tax Related Items that the Company or the Participant’s actual employer may be required to withhold as a result of Participant’s receipt of the Stock Award and the vesting of the Vested Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver Vested Shares to Participant if Participant fails to comply with Participant’s obligation in connection with the Tax Related Items as described herein.

          Regardless of any action the Company or the subsidiary of the Company that is Participant’s actual employer takes with respect to any or all Tax Related Items, Participant acknowledges that the ultimate liability for all Tax Related Items legally due by Participant is and remains Participant’s responsibility and that the Company and/or the Participant’s actual employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the Stock Award, including the grant of the Stock Award, the vesting of Stock Award with respect to Shares, the conversion of the Stock Award into Shares or the receipt of an equivalent cash payment, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends;and (ii) do not commit to structure the terms of the grant or any aspect of the Stock Award to reduce or eliminate the Participant’s liability for Tax Related Items.

          6. Miscellaneous.

          (a) Plan Provisions Control. In the event that any provision of this Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

          (b) Rights of Stockholders. Prior to the vesting of a Stock Award with respect to Shares, and prior to the receipt by Participant, Participant’s legal representative or a permissible assignee of the Vested Shares pursuant to Section 5, neither Participant, Participant’s legal representative nor a permissible assignee of the Stock Award shall be or have any of the rights and privileges of

4

a stockholder of the Company with respect to the Shares issuable to Participant pursuant to the terms of this Agreement. Participant shall not be entitled to receive dividend equivalents on the Stock Award.

          (c) Distribution and Adjustment. This Stock Award is subject to adjustment in the event that any distribution, recapitalization, reorganization, merger or other event covered by Section 4(c) of the Plan shall occur; provided, however, that in the event of any such event, the Company may, in its absolute discretion, either (1) effect adjustments in accordance with Section 4(c) of the Plan, or (2) cancel any or all of unvested Stock Award and pay to Participant in cash the value of such cancelled Stock Award, based on the price per share received, or to be received, by a shareholder of the Company in such transaction event..

          (d) No Right to Employment. The grant of this Stock Award shall not be construed as giving Participant the right to be retained in the employ of the Company or any Affiliate, or as giving a director of the Company or an Affiliate the right to continue as a director of the Company or an Affiliate with, the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss Participant from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or this Agreement._Nothing in this Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. This Stock Award shall not form any part of the wages or salary of Participant for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under this Agreement or the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, Participant shall be deemed to have accepted all the terms and conditions of the Plan and this Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

          (e) Governing Law. The validity, construction and effect of the Plan and this Agreement, and any rules and regulations relating to the Plan and this Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.

          (f) Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of this Agreement shall remain in full force and effect.

          (g) No Trust or Fund Created. Neither the Plan nor this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the

5

Company or any Affiliate and Participant or any other person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to a Stock Award, such right shall be no greater than the right of any unsecured creditor of the Company or any Affiliate.

          (h) Other Benefits. No compensation or benefit awarded to or realized by Participant under the Plan or this Agreement shall be included for the purpose of computing Participant’s compensation under any compensation-based retirement, disability or similar plan of the Company unless required by law or otherwise provided by such other plan.

          (i) Headings. Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

          (j) Confidentiality. Participant shall not disclose either the contents or any of the terms and conditions of this Agreement to any other person and agrees that such disclosure may result in both immediate termination of the Stock Award without the right to exercise any part thereof and termination of employment with the Company.

          (k) Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally recognized overnight courier, by facsimile or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a) If to the Company, to it at:

CyberOptics Corporation
5900 Golden Hills Drive
Golden Valley, MN 55416
Attn: Director – Human Resources

(b) If to Participant, to such address as most recently supplied to the Company by Participant and set forth in the Company’s records; or

(c) to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance with this Section 6(k).

          Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of facsimile transmission, when received (or if not sent on a business day, on the next business day after the date sent) and (iv) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication is posted.

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          (l)  Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

          (m) Undertaking. Both parties hereby agree to take whatever additional actions and execute whatever additional documents either party may in their reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the other party under the provisions of this Agreement.

          (n) Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

          (o) Entire Agreement. This Agreement (and the other writings incorporated by reference herein, including the Plan) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous written or oral negotiations, commitments, representations and agreements with respect thereto.

          IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the first paragraph.

CYBEROPTICS CORPORATION

By:
Name:
Title:

PARTICIPANT

By:
Name:

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EXHIBIT C

GENERAL RELEASE

          This General Release is made and entered into as of the _day of _______, _______, by Subodh Kulkarni (“Executive”).

          WHEREAS, CyberOptics Corporation (the “Company”) and Executive are parties to an Employment Agreement dated January __, 2014 (the “Employment Agreement”);

          WHEREAS, Executive intends to settle any and all claims that Executive has or may have against Company as a result of Executive’s employment with Company and the cessation of Executive’s employment with Company; and

          WHEREAS, Under the terms of the Employment Agreement, which Executive agrees are fair and reasonable, Executive agreed to enter into this General Release as a condition precedent to the severance arrangements described in Section 9(e)(ii) of the Employment Agreement.

          NOW, THEREFORE, in consideration of the provisions and the mutual covenants herein contained, the parties agree as follows:

          1.          Release. For the consideration expressed in the Employment Agreement, Executive does hereby fully and completely release and waive any and all claims, complaints, causes of action, demands, suits and damages, of any kind or character, which Executive has or may have against the Released Parties, as hereinafter defined, arising out of any acts, omissions, conduct, decisions, behavior or events occurring up through the date of Executive’s signature on this General Release, including Executive’s employment with Company and the cessation of that employment. For purposes of this General Release, “Released Parties” means collectively Company, its predecessors, successors, assigns, parents, affiliates, subsidiaries, related companies, officers, directors, shareholders, agents, servants, employees and insurers, and each and all thereof.

          Executive understands and accepts that Executive’s release of claims includes any and all possible discrimination claims, including, but not limited to, claims based upon: Title VII of the Federal Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act; the Americans with Disabilities Act; the Equal Pay Act; the Fair Labor Standards Act; the Executive Retirement Income Security Act; the Minnesota Human Rights Act; Minn. Stat. §181.81; the Minneapolis Code of Ordinances; or any other federal, state or local statute, ordinance or law. Executive also understands that Executive is giving up all other claims, including those grounded in contract or tort theories, including, but not limited to: wrongful discharge; violation of Minn. Stat. §176.82; breach of contract; tortious interference with contractual relations; promissory estoppel; breach of the implied covenant of good faith and fair dealing; breach of express or implied promise; breach of manuals or other policies; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation, including libel, slander, discharge defamation and self-publication defamation; discharge in violation of public policy; whistleblower; intentional or negligent infliction of emotional distress; or any other theory, whether legal or equitable.

          Executive further understands that Executive is releasing, and does hereby release, any claims for damages, by charge or otherwise, whether brought by Executive or on Executive’s behalf by any other party, governmental or otherwise, and agrees not to institute any claims for damages via administrative or legal proceedings against any of the Released Parties. Executive also waives and releases any and all rights to money damages or other legal relief awarded by any governmental agency related to any charge or other claim against any of the Released Parties.

          This General Release does not apply to any post-termination claim that Executive may have for benefits under the provisions of any employee benefit plan maintained by Company.

          Executive’s release of claims shall not apply to any claims Executive might have to indemnification under Minnesota Statute §302A.521, any other applicable statute or regulation or Company’s by-laws.

          2.          Rescission. Executive has been informed of Executive’s right to rescind this General Release by written notice to Company within fifteen (15) calendar days after the execution of this General Release. Executive has been informed and understands that any such rescission must be in writing and delivered to Company by hand or sent by mail within the 15-day time period. If delivered by mail, the rescission must be: (1) postmarked within the applicable period and (2) sent by certified mail, return receipt requested.

          Executive understands that Company will have no obligations under the Employment Agreement in the event a notice of rescission by Executive is timely delivered, and, in the event Executive rescinds this General Release, Executive agrees to repay to Company any payments made to Executive or benefits conferred upon him pursuant to Section 8(d) of the Employment Agreement prior to the date of rescission.

          3.          Acceptance Period; Advice of Counsel. The terms of this General Release will be open for acceptance by Executive for a period of 21 days during which time Executive may consider whether or not to accept this General Release. Executive agrees that changes to this General Release, whether material or immaterial, will not restart this acceptance period. Executive is hereby advised to seek the advice of an attorney regarding this General Release.

          4.          Binding Agreement. This General Release shall be binding upon, and inure to the benefit of, Executive and Company and their respective successors and permitted assigns.

          5.          Representation. Executive hereby acknowledges and states that Executive has read this General Release. Executive further represents that this General Release is written in language that is understandable to Executive, that Executive fully appreciates the meaning of its terms, and that Executive enters into this General Release freely and voluntarily.

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          IN WITNESS WHEREOF, Executive, after due consideration, has authorized, executed and delivered this General Release all as of the date first written.

Subodh Kulkarni

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